CHOICE HOTELS INTERNATIONAL REPORTS SECOND QUARTER 2023 RESULTS
New quarterly record for total revenues; global rooms pipeline increased 10%, including 14% growth in the pipeline for conversion hotels versus the end of second quarter 2022

ROCKVILLE, Md., August 8, 2023 – Choice Hotels International, Inc. (NYSE: CHH), one of the world’s largest lodging franchisors, today reported its second quarter 2023 results.

Highlights of second quarter 2023 results include:1

•Total revenues reached $427.4 million for second quarter 2023, a quarterly record and a 16% increase compared to the same period of 2022.

•Net income reached $84.7 million for second quarter 2023, representing diluted earnings per share (EPS) of $1.65. As a result of one-time items, including Radisson Hotels Americas integration costs and the timing of net reimbursable expenses, net income and diluted EPS were 20% and 13% lower, respectively, for second quarter 2023 compared to the same period of 2022.

•Second quarter 2023 adjusted net income, excluding certain items described in Exhibit 6, increased 12% to $89.1 million compared to the same period of 2022 and the company’s adjusted diluted EPS increased 22% to $1.75 compared to the same period of 2022.

•Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) for second quarter 2023 reached $153.1 million, a quarterly record and an 18% increase compared to the same period of 2022.

•The company further refined its financial guidance for full-year 2023, as described in the outlook section below.

•The company’s domestic effective royalty rate for both the three-month and six-month periods ended June 30, 2023 increased 6 basis points to 4.99% compared to the respective 2022 periods.

1 All figures are inclusive of Radisson Hotels Americas, except where otherwise noted. For comparative purposes, domestic RevPAR and the effective royalty rate assume the Radisson Hotels Americas brands were acquired on January 1, 2022.

•The company’s Cambria Hotels and WoodSpring Suites brands were ranked number one in guest satisfaction among upscale and economy extended stay hotel brands, respectively, in the J.D. Power 2023 North America Hotel Guest Satisfaction Index Study.2

•The company’s global pipeline as of June 30, 2023 increased 10% to over 93,000 rooms. The company’s global rooms pipeline for conversion hotels as of June 30, 2023 increased 14% from June 30, 2022 and 25% from March 31, 2023. The company’s domestic rooms pipeline for conversion hotels as of June 30, 2023 increased 10% from June 30, 2022 and 28% from March 31, 2023.

•The company achieved $80 million of annual recurring synergies through the Radisson Hotels Americas integration, exceeding the company’s original synergy target ahead of schedule. In July 2023, the company onboarded the nearly 600 Radisson Hotels Americas hotels onto its world-class reservation delivery engine and integrated the two award-winning loyalty programs.

•During the first six months of 2023, the company returned approximately $264 million to shareholders in the form of cash dividends and share repurchases. Over the trailing twelve months ended June 30, 2023, the company repurchased 5.6 million shares of common stock totaling over $655 million, representing 10% of the shares outstanding as of June 30, 2022.

“Choice Hotels generated record revenues, fueled by our best-in-class hotel conversion and reservation-delivery capabilities as well as our success in integrating Radisson Hotels Americas ahead of schedule,” said Patrick Pacious, president and chief executive officer. “The exceptional speed with which we are able to move conversion projects through the pipeline has driven impressive revenue-intense hotel openings in the first half of 2023 and further strengthened our award-winning brand portfolio, reinforcing our confidence in the company’s ability to drive significant growth in 2023 and beyond.”

Financial Performance

•Total revenues, excluding reimbursable revenue from franchised and managed properties, increased 28% to $227.8 million for second quarter 2023 compared to the same period of 2022.

•Platform and procurement services fees increased 32% to $28.8 million for second quarter 2023 compared to the same period of 2022.

•Royalty, licensing, and management fees increased 16% to $140.5 million for second quarter 2023 compared to the same period of 2022.

•Domestic royalties increased 7% to $125.1 million for second quarter 2023 compared to the same period of 2022.

2 WoodSpring Suites received the highest score among economy extended stay hotels in the J.D. Power 2023 North America Hotel Guest Satisfaction Index Study of customers’ satisfaction with their hotel stay. Visit
jdpower.com/awards for more details.Cambria Hotels & Suites received the highest score among upscale hotels in the J.D. Power 2023 North America Hotel Guest Satisfaction Index Study of customers’ satisfaction with their hotel stay. Visit jdpower.com/awards for more details.

•Domestic revenue per available room (RevPAR) increased 50 basis points for second quarter 2023 compared to the same period of 2022, driven by a 2.8% increase in average daily rate. The company’s second quarter 2023 occupancy levels exceeded 60%.

Development

•The company’s upscale, extended-stay, and midscale segments reported a 10.0% increase in hotels and an 11.7% increase in rooms since June 30, 2022. The company’s total number of domestic hotels and rooms as of June 30, 2023 increased 6.9% and 8.8%, respectively, from June 30, 2022.

•The total number of international hotels and rooms, as of June 30, 2023 increased 9.0% and 11.8%, respectively, from June 30, 2022.

•As of June 30, 2023, the domestic system size for the company’s upscale and upper-midscale segments grew by approximately 32% and 24%, respectively, since June 30, 2022, driven by an increase in the number of Radisson Hotels Americas units and the growth of the Ascend Hotel Collection, Cambria Hotels, and the Comfort family of brands.

•The company executed an average of more than four hotel openings per week, for a total of 107 hotel openings year-to-date through June 30, 2023, a 39% increase compared to the same period of 2022. For the first half of 2023, the company grew hotel openings across all segments, increasing openings in the upscale segment by 83%, the midscale segment by 42%, the extended stay segment by 50%, and the economy segment by 11% compared to the same period of 2022.

•Of the total domestic franchise agreements awarded in the six months ended June 30, 2023, 85% were for the company’s upscale, extended-stay, and midscale brands and 77% were for conversion hotels. Of the 126 franchise agreements awarded for conversion hotels in the six months ended June 30, 2023, 65% have already opened or are expected to open by December 31, 2023.

•The company’s domestic pipeline increased 9% to over 87,000 rooms, representing 899 hotels, and the international pipeline increased 29% to over 6,300 rooms, representing 61 hotels. The company’s extended stay and upscale domestic pipelines increased 17% to 450 hotels and 27% to 127 hotels, respectively.

Shareholder Returns

During the six months ended June 30, 2023, the company paid cash dividends totaling approximately $28 million.

During the six months ended June 30, 2023, the company repurchased 1.8 million shares of common stock for $236.3 million under its stock repurchase program as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company’s equity incentive plans. Over the trailing twelve months ended June 30, 2023, the company repurchased 5.6 million shares of common stock totaling over $655 million, representing 10% of the shares outstanding as of June 30, 2022.

As of June 30, 2023, the company had 2.8 million shares of common stock remaining under the current share repurchase authorization.

Outlook

The outlook information provided below is inclusive of the Radisson Hotels Americas acquisition unless otherwise noted and includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The adjusted numbers in the company’s outlook below exclude the net surplus or deficit generated from reimbursable revenue from franchised and managed properties, due diligence and transition costs, and other items:

	Full-Year 2023	Prior Outlook
Net Income	$251 – $259 million	$255 – $265 million
Adjusted Net Income	$298 – $306 million	$292 – $302 million
Adjusted EBITDA	$530 – $540 million	$525 – $540 million
Adjusted Diluted EPS	$5.86 – $6.01	$5.70 – $5.90
Effective Income Tax Rate	24%	24%

	Full-Year 2023	Prior Outlook
vs. Full-Year 2022
Domestic RevPAR Growth[3]	Approximately 2%	Approximately 2%
Domestic Effective Royalty Rate Growth[4]	Mid-single digits	Mid-single digits
Domestic Net Unit Growth (upscale, extended-stay, and midscale segments)	Approximately 1%	Approximately 1%

Conference Call3,4

Choice Hotels International will conduct a conference call on August 8, 2023, at 10:00 a.m. Eastern Time to discuss the company’s second quarter 2023 earnings results. The dial-in number to listen to the call domestically is (888) 886-7786 and the number for international participants is (416) 764-8658 and use conference ID 81409019. A live webcast and accompanying materials will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Events and Presentations tab. A replay and transcript of the event will be available on the company’s investor relations website within 24 hours at https://investor.choicehotels.com/events-and-presentations/.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world, with approximately 7,500 hotels, representing nearly 630,000 rooms, in 46 countries and territories as of June 30, 2023. A diverse portfolio of 22 brands that run the gamut from full-service, upper upscale properties to midscale, extended stay, and economy enables Choice® to meet travelers’ needs in more places and for more occasions while driving more value for franchise owners and shareholders. The award-winning Choice Privileges® loyalty program and co-brand credit card options provide members with a fast and easy way to earn reward nights and personalized perks. For more information, visit www.choicehotels.com.
3 For comparative purposes, domestic RevPAR baseline for full-year 2022 is inclusive of the Radisson Hotels Americas acquisition.
4 For comparative purposes, the domestic effective royalty rate 4.93% baseline for full-year 2022 is inclusive of the Radisson Hotels Americas acquisition.

Forward-Looking Statements

Certain matters discussed in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company’s revenue, expenses, adjusted EBITDA, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, RevPAR, the company’s ability to benefit from any rebound in travel demand, and the company’s liquidity, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions, including access to liquidity and capital; the company’s ability to successfully integrate Radisson Hotels Americas’ employees and operations; the ability to realize the anticipated benefits and synergies of the acquisition of Radisson Hotels Americas as rapidly or to the extent anticipated; the resurgence of the COVID-19 pandemic, including with respect to new strains or variants, and the related impact on the global hospitality industry, particularly but not exclusively the U.S. travel market; changes in consumer demand and confidence, including the potential for long-term adverse changes in consumer sentiment with respect to travel as a result of the pandemic; the timing and amount of future dividends and share repurchases; future domestic or global outbreaks of epidemics, pandemics or contagious diseases or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries, including with respect to the status of the relationship with employees of our franchisees; foreign currency fluctuations; impairments or declines in the value of the company’s assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service technology solutions division’s products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; the impact of inflation; cyber security and data breach risks; climate change and sustainability related concerns; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations; labor shortages; the outcome of litigation; and our ability to effectively manage our indebtedness, and secure our indebtedness, including additional indebtedness incurred as a result of the acquisition of Radisson Hotels Americas. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and, as applicable, our Quarter Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements and Other Definitions

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted selling, general and administrative (SG&A) expenses, revenues excluding reimbursable revenue from franchised and managed properties, adjusted net income, and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 6, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, SG&A, EPS and total revenues. The company’s calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management’s reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, acquisition related due diligence, transition and transaction costs, and gains/losses on sale/disposal, performance under limited debt payment guaranties and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted SG&A, Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization: Adjusted SG&A and Adjusted EBITDA reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by reimbursable revenue from franchised and managed properties. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures, and expand our business. We also use these measures, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company’s net income. Surpluses and deficits generated from reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require these revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from reimbursable revenue from franchised and managed properties. Surpluses and deficits generated from reimbursable revenue from franchised and managed properties are excluded, as the company’s franchise agreements require these revenues to be used exclusively for expenses associated with providing franchised and managed services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchised and managed property owners are required to reimburse the company for any deficits generated from activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Reimbursable Revenue from Franchised and Managed Properties: The company reports revenues, excluding reimbursable revenue from franchised and managed properties. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Reimbursable revenues from franchised and managed properties are excluded, as the company’s franchise and management agreements require revenues to be used exclusively for expenses associated with providing franchise and management services, such as central reservation and property-management systems, hotel employee and operating costs, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company’s operating performance.

Occupancy
Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel for a given period. Occupancy measures the utilization of the hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. The company calculates occupancy based on information as reported by its franchisees. To accurately reflect occupancy, the company may revise its prior years’ operating statistics for the most current information provided.

Average Daily Rate (ADR)
ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the company is able to generate. The company calculates ADR based on information as reported by its franchisees. To accurately reflect ADR, the company may revise its prior years’ operating statistics for the most current information provided.

RevPAR
RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of hotel performance and therefore company royalty and system revenues as it provides a metric correlated to the two key drivers of operations at a hotel: occupancy and ADR. The company calculates RevPAR based on information as reported by its franchisees. To accurately reflect RevPAR, the company may revise its prior years’ operating statistics for the most current information provided. RevPAR is also a useful indicator in measuring performance over comparable periods.

Pipeline
Pipeline is defined as hotels awaiting conversion, under construction or approved for development, and master development agreements committing owners to future franchise development.

Contacts

Scott Oaksmith, Senior Vice President, Deputy Chief Financial Officer
Allie Summers, Senior Director, Investor Relations

IR@choicehotels.com

© 2023 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries								Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2023	2022	$	%	2023	2022	$	%

REVENUES

Royalty, licensing and management fees	$140,499	$121,449	$19,050	16%	$247,991	$212,188	$35,803	17%
Initial franchise fees	7,164	6,222	942	15%	15,046	14,624	422	3%
Platform and procurement services fees	28,801	21,803	6,998	32%	42,644	33,486	9,158	27%
Owned hotels	25,504	17,191	8,313	48%	47,836	29,228	18,608	64%
Other	11,148	11,927	(779)	(7)%	21,775	20,156	1,619	8%
Other revenues from franchised and managed properties	214,304	189,382	24,922	13%	384,920	316,019	68,901	22%
Total revenues	427,420	367,974	59,446	16%	760,212	625,701	255,307	21%

OPERATING EXPENSES

Selling, general and administrative	67,804	43,888	23,916	54%	127,087	74,212	52,875	71%
Depreciation and amortization	9,812	5,479	4,333	79%	19,835	11,710	8,125	69%
Owned hotels	18,150	10,692	7,458	70%	35,296	18,846	16,450	87%
Other expenses from franchised and managed properties	207,265	153,846	53,419	35%	375,754	267,496	108,258	40%
Total operating expenses	303,031	213,905	89,126	42%	557,972	372,264	185,708	50%

Gain on sale of business and assets, net	—	3,280	(3,280)	(100)%	—	3,309	(3,309)	(100)%

Operating income	124,389	157,349	(32,960)	(21)%	202,240	256,746	66,290	(21)%

OTHER INCOME AND EXPENSES, NET
Interest expense	16,270	11,252	5,018	45%	30,354	22,722	7,632	34%
Interest income	(2,056)	(1,628)	(428)	26%	(3,939)	(2,908)	(1,031)	35%
Other (gain) loss	(2,187)	5,559	(7,746)	(139)%	(4,095)	7,275	(11,370)	(156)%
Equity in net (gain) loss of affiliates	(185)	40	(225)	(563)%	(122)	(204)	82	(40)%
Total other income and expenses, net	11,842	15,223	(3,381)	(22)%	22,198	26,885	(4,687)	(17)%

Income before income taxes	112,547	142,126	(29,579)	(21)%	180,042	229,861	(49,819)	(22)%
Income tax expense	27,837	35,958	(8,121)	(23)%	42,512	56,302	(13,790)	(24)%
Net income	$84,710	$106,168	$(21,458)	(20)%	$137,530	$173,559	$(36,029)	(21)%

Basic earnings per share	$1.66	$1.90	$(0.24)	(13)%	$2.68	$3.11	$(0.43)	(14)%

Diluted earnings per share	$1.65	$1.89	$(0.24)	(13)%	$2.66	$3.08	$(0.42)	(14)%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30,	December 31,
	2023	2022

ASSETS

Cash and cash equivalents	$36,167	$41,566
Accounts receivable, net	220,100	216,614
Other current assets	91,867	89,742
Total current assets	348,134	347,922

Property and equipment, net	449,313	427,306
Intangible assets, net	764,377	742,190
Goodwill	220,187	218,653
Notes receivable, net of allowances	50,022	55,577
Investments in affiliates	44,946	30,647
Operating lease right-of-use assets	63,902	68,985
Investments, employee benefit plans, at fair value	36,278	31,645
Other assets	173,164	179,250

Total assets	$2,150,323	$2,102,175

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable	$120,977	$118,863
Accrued expenses and other current liabilities	98,791	131,410
Deferred revenue	95,658	92,695
Current portion of long-term debt	4,416	2,976
Liability for guest loyalty program	86,844	89,954
Total current liabilities	406,686	435,898

Long-term debt	1,384,293	1,200,547
Deferred revenue	131,873	134,149
Liability for guest loyalty program	46,316	47,381
Operating lease liabilities	68,785	70,994
Deferred compensation & retirement plan obligations	41,283	36,673
Other liabilities	16,396	21,873

Total liabilities	2,095,632	1,947,515

Total shareholders' equity	54,691	154,660

Total liabilities and shareholders' equity	$2,150,323	$2,102,175

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$137,530	$173,559
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,835	11,710
Depreciation and amortization – marketing and reservation system	18,581	14,608
Gain on sale and disposal of business and assets, net	—	(3,309)
Franchise agreement acquisition cost amortization	9,380	7,623
Non-cash stock compensation and other charges	23,689	17,770
Non-cash interest, investment, and affiliate (income) loss, net	(3,098)	7,459
Deferred income taxes	2,157	(5,493)
Equity in net gain of affiliates, less distributions received	637	745
Franchise agreement acquisition costs, net of reimbursements	(46,150)	(27,016)
Change in working capital and other	(36,822)	(38,307)
NET CASH PROVIDED BY OPERATING ACTIVITIES	125,739	159,349

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(45,684)	(49,866)
Investment in intangible assets	(1,385)	(1,824)
Proceeds from sale of assets and business	—	32,893
Asset acquisition, net of cash acquired	—	(856)
Contributions to investments in affiliates	(15,328)	(669)
Proceeds from sale of equity method investments	868	—
Purchases of investments, employee benefit plans	(3,206)	(3,294)
Proceeds from sales of investments, employee benefit plans	1,099	1,854
Issuance of notes receivable	(4,284)	(1,987)
Collections of notes receivable	9,296	63
Other items, net	(526)	(305)
NET CASH USED IN INVESTING ACTIVITIES	(59,150)	(23,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings pursuant to revolving credit facilities	185,000	—
Debt issuance costs	(755)	(24)
Purchases of treasury stock	(234,455)	(15,140)
Proceeds from exercise of stock options	5,616	2,359
Dividends paid	(27,534)	(26,453)
NET CASH USED IN FINANCING ACTIVITIES	(72,128)	(39,258)

Net change in cash and cash equivalents	(5,539)	96,100
Effect of foreign exchange rate changes on cash and cash equivalents	140	(520)
Cash and cash equivalents at beginning of period	41,566	511,605

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$36,167	$607,185

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Three Months Ended June 30, 2023			For the Three Months Ended June 30, 2022			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Upscale & Above(1)	$155.07	59.9%	$92.94	$149.60	58.0%	$86.84	3.7%	190	bps	7.0%
Midscale & Upper Midscale(2)	104.50	60.5%	63.18	103.42	61.2%	63.33	1.0%	(70)	bps	(0.2)%
Extended Stay(3)	65.24	74.6%	48.64	62.44	78.8%	49.23	4.5%	(420)	bps	(1.2)%
Economy(4)	72.72	50.5%	36.74	72.94	53.0%	38.67	(0.3)%	(250)	bps	(5.0)%
Total(5)	$100.10	60.3%	$60.32	$97.42	61.6%	$60.04	2.8%	(130)	bps	0.5%

	For the Six Months Ended June 30, 2023			For the Six Months Ended June 30, 2022			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Upscale & Above(1)	$148.02	55.6%	$82.34	$141.20	52.6%	$74.32	4.8%	300	bps	10.8%
Midscale & Upper Midscale(2)	100.19	56.4%	56.46	98.06	56.3%	55.24	2.2%	10	bps	2.2%
Extended Stay(3)	64.07	72.9%	46.73	60.88	76.7%	46.67	5.2%	(380)	bps	0.1%
Economy(4)	70.35	47.7%	33.53	69.69	49.4%	34.40	0.9%	(170)	bps	(2.5)%
Total(5)	$95.97	56.5%	$54.22	$92.30	57.1%	$52.73	4.0%	(60)	bps	2.8%

Effective Royalty Rate

	For the Three Months Ended			For the Six Months Ended
	June 30, 2023	June 30, 2022		June 30, 2023	June 30, 2022

System-wide(5)	4.99%	4.93%		4.99%	4.93%

(1) Includes Cambria, Ascend, Radisson Blu, Radisson Red, Park Plaza, Radisson Individuals and Radisson brands.
(2) Includes Country, Comfort, Clarion, Sleep, Quality and Park brands.
(3) Includes WoodSpring, Mainstay, Suburban and Everhome brands.
(4) Includes Econo Lodge and Rodeway brands.
(5) Radisson Hotels Americas was acquired on August 11, 2022. To enhance comparability, ADR, Occupancy, RevPAR, and effective royalty rate reflect operating performance for the three and six months ended June 30, 2022 as if the legacy Radisson brands were acquired on January 1, 2022.

							Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2023		June 30, 2022		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Ascend Hotel Collection	200	22,665	197	20,381	3	2,284	1.5%	11.2%
Cambria Hotels	69	9,399	60	8,303	9	1,096	15.0%	13.2%
Radisson(1)	68	15,887	—	—	68	15,887	NM	NM
Comfort(2)	1,688	132,572	1,659	130,637	29	1,935	1.7%	1.5%
Country(3)	430	34,326	—	—	430	34,326	NM	NM
Clarion(4)	176	19,329	188	21,100	(12)	(1,771)	(6.4)%	(8.4)%
Quality	1,618	119,590	1,630	121,149	(12)	(1,559)	(0.7)%	(1.3)%
Sleep	427	30,149	418	29,419	9	730	2.2%	2.5%
Park	4	363	—	—	4	363	NM	NM
Everhome	1	98	—	—	1	98	NM	NM
MainStay	119	8,152	107	7,549	12	603	11.2%	8.0%
WoodSpring	224	27,005	312	37,586	(88)	(10,581)	(28.2)%	(28.2)%
Suburban	83	7,408	70	6,246	13	1,162	18.6%	18.6%
Econo Lodge	676	39,906	718	43,161	(42)	(3,255)	(5.8)%	(7.5)%
Rodeway	484	27,286	505	28,783	(21)	(1,497)	(4.2)%	(5.2)%
Domestic Franchises(5)	6,267	494,135	5,864	454,314	403	39,821	6.9%	8.8%

International Franchises(5)	1,205	134,766	1,106	120,574	99	14,192	9.0%	11.8%

Total Franchises	7,472	628,901	6,970	574,888	502	54,013	7.2%	9.4%

(1) Includes Radisson Blu, Radisson Red, Radisson Individuals and Radisson brands.
(2) Includes Comfort family of brand extensions including Comfort and Comfort Suites.
(3) Includes Country Inn & Suites and Park Plaza brands.
(4) Includes Clarion family of brand extensions including Clarion and Clarion Pointe.
(5) The Company reclassified six properties located in the Caribbean from Domestic Franchises to International Franchises as of June 30, 2022 to conform to current year presentation

				Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES EXCLUDING REIMBURSABLE REVENUE FROM FRANCHISED AND MANAGED PROPERTIES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Total Revenues	$427,420	$367,974	$760,212	$625,701
Adjustments:
Reimbursable revenue from franchised and managed properties	(199,645)	(189,382)	(357,427)	(316,019)
Revenues excluding reimbursable revenue from franchised and managed properties	$227,775	$178,592	$402,785	$309,682

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Total Selling, General and Administrative Expenses	$67,804	$43,888	$127,087	74,212
Mark to market adjustments on non-qualified retirement plan investments	(2,051)	4,835	(3,868)	6,560
Operational restructuring charges	(3,082)	—	(5,340)	—
Share-based compensation	(6,007)	(4,613)	(10,613)	(8,207)
Due diligence and transition costs	(7,867)	(3,569)	(15,971)	(3,970)
Limited payment guarantee charge	(1,551)	—	(1,551)	—
Adjusted Selling, General and Administrative Expenses	$47,246	$40,541	$89,744	$68,595

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")
(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$84,710	$106,168	$137,530	$173,559
Income tax expense	27,837	35,958	42,512	56,302
Interest expense	16,270	11,252	30,354	22,722
Interest income	(2,056)	(1,628)	(3,939)	(2,908)
Other (gain) loss	(2,187)	5,559	(4,095)	7,275
Equity in net (gain) loss of affiliates	(185)	40	(122)	(204)
Gain on sale of business and assets, net	—	(3,280)	—	(3,309)
Depreciation and amortization	9,812	5,479	19,835	11,710
Mark to market adjustments on non-qualified retirement plan investments	2,051	(4,835)	3,868	(6,560)
Operational restructuring charges	3,082	—	5,340	—
Share-based compensation	6,007	4,613	10,613	8,207
Due diligence and transition costs	7,867	3,569	15,971	3,970
Limited payment guarantee charge	1,551	—	1,551	—
Net reimbursable surplus from franchised and managed properties	(4,388)	(35,536)	(5,262)	(48,523)
Franchise agreement acquisition costs amortization	2,736	2,196	5,397	4,358
Adjusted EBITDA	$153,107	$129,555	$259,553	$226,599

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)
(dollar amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$84,710	$106,168	$137,530	$173,559
Adjustments:
Gain on sale of business and assets, net	—	(2,473)	—	(2,495)
Operational restructuring charges	2,331	—	4,042	—
Due diligence and transition costs	5,947	2,691	12,090	2,993
Limited payment guarantee charge	1,174	—	1,174	—
Net reimbursable surplus from franchised and managed properties	(5,050)	(26,510)	(7,550)	(36,198)
Adjusted Net Income	$89,112	$79,876	$147,286	$137,859

Diluted Earnings Per Share	$1.65	$1.89	$2.66	$3.08
Adjustments:
Gain on sale of business and assets, net	—	(0.04)	—	(0.04)
Operational restructuring charges	0.05	—	0.08	—
Due diligence and transition costs	0.12	0.05	0.24	0.05
Limited payment guarantee charge	0.02	—	0.02	—
Net reimbursable surplus from franchised and managed properties	(0.09)	(0.47)	(0.13)	(0.64)
Adjusted Diluted Earnings Per Share (EPS)	$1.75	$1.43	$2.87	$2.45

		Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION - 2023 OUTLOOK
(UNAUDITED)

Guidance represents the midpoint of the company's range of estimated outcomes for the year ended December 31, 2023

ADJUSTED EBITDA FULL YEAR FORECAST
(dollar amounts in thousands)		Midpoint
		2023 Guidance

Net income		$254,800
	Income tax expense	81,800
	Interest expense	64,200
	Interest income	(7,100)
	Other gain	(3,700)
	Equity in net gain of affiliates	(1,600)
	Limited payment guarantee charge	1,600
	Depreciation and amortization	49,200
	Mark to market adjustments on non-qualified retirement plan investments	3,900
	Operational restructuring, due diligence and transition costs	42,100
	Share-based compensation	20,400
	Franchise agreement acquisition costs amortization	10,800
	Net reimbursable deficit from franchised and managed properties	18,600
Adjusted EBITDA		$535,000

ADJUSTED NET INCOME & DILUTED EARNINGS PER SHARE (EPS) FULL YEAR FORECAST
(dollar amounts in thousands, except per share amounts)		Midpoint
		2023 Guidance

Net income		$254,800
Adjustments:
	Operational restructuring, due diligence and transition costs	31,900
	Limited payment guarantee charge	1,200
	Net reimbursable deficit from franchised and managed properties	13,900
Adjusted Net Income		$301,800

Diluted Earnings Per Share		$5.01
Adjustments:
	Operational restructuring, due diligence and transition costs	0.63
	Limited payment guarantee charge	0.02
	Net reimbursable deficit from franchised and managed properties	0.28
Adjusted Diluted Earnings Per Share (EPS)		$5.94